John Hancock Trust
601 Congress Street
Boston, MA 02110
July 13, 2011
To Whom It May Concern:
This opinion is written in reference to the shares of beneficial interest, $.01 par value (the “Shares”), of the Bond Trust and Lifestyle Growth Trust, each a series of John Hancock Trust, a Massachusetts business trust (the “Trust”), to be offered and sold pursuant to the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 on or about July 13, 2011.
I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.
     1. The Trust has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.
     2. The Shares have been duly authorized and, when sold, issued and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.
I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference made to me in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Betsy Anne Seel

Betsy Anne Seel, Esq.